195 Church Street New Haven, CT 06510 www.newalliancebank.com
PRESS RELEASE
Contact: Glenn MacInnes Executive Vice President and Chief Financial Officer NewAlliance Bank 203 789 2639

NewAlliance Reports Net Income of $13.9 million or $0.14 Per Share;
Excluding Merger Related Charges, Record Net Income of $16.9 million

New Haven, Connecticut, October 26, 2010 – NewAlliance Bancshares, Inc. (NYSE: NAL), the holding company for NewAlliance Bank, today announced net income for the quarter of $13.9 million or $0.14 per diluted share. This compares to $12.6 million or $0.13 per diluted share for the third quarter of 2009. Excluding merger-related expenses, NewAlliance achieved record net income of $16.9 million or $0.17 per diluted share, a 33.9% increase over last year’s third quarter.

“I am very pleased with the sustained revenue momentum we have achieved this year,” stated Peyton R. Patterson, Chairman, President and Chief Executive Officer. “Our consistent focus on expanding our customer relationships and being an active commercial and residential mortgage lender has really paid off. We booked record loan originations, up 31.5% over the first nine months of last year.”

The Board of Directors voted today to pay a quarterly dividend of $0.07 per share to shareholders of record on November 5, 2010 and payable on November 16, 2010. This will be the Company’s 26th consecutive quarterly dividend payment.

Financial Highlights:

•
Record revenues reported for the quarter of $75.0 million, a 1.8% increase over the linked quarter, and 9.9% over the prior year quarter. Revenues for the first nine months were $219.6 million, an increase of 12.2% over the first nine months of 2009.

•	The net interest margin continued an upward trend to 3.08% compared to 3.02% on a linked quarter basis and prior year quarter of 2.71%.

•	Record loan originations totaled $597.6 million for the quarter compared to $534.9 million on a linked quarter basis and $358.5 million for the third quarter of 2009.

•	Commercial loan originations increased 38.3% to $228.6 million from $165.3 million on a linked quarter basis and up over 146.9% from $92.6 million in the prior year quarter.

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•	Total deposits increased slightly from the linked quarter, and were up $164.6 million, or 3.3%, from the prior year quarter. DDA balances were up 9.9% year-over-year.

•	Deposit costs dropped by one basis point to 93 basis points for the month ended September 30, 2010 and by 54 basis points compared to September 30, 2009.

•	Improved non-performing loan trends have led to a lower provision in the quarter compared to the linked and prior year quarters.

•	The efficiency ratio for the quarter, excluding merger-related charges, was 61.11% compared to the prior quarter of 60.34% and compared to 63.61% in the prior year quarter.

Net Interest Income

Net interest income before provision for loan losses was a record $60.3 million, a 4.5% increase on a linked quarter basis and a 16.6% increase from the prior year quarter. This is the seventh consecutive quarterly increase in net interest income contributing to the solid revenue momentum.

The net interest margin increased to 3.08%, compared to 3.02% on a linked quarter basis and 2.71% for the prior year quarter.

The cost of deposits was 93 basis points for the month ended September 30, 2010, a decrease of one basis point from the month ended June 30, 2010, and 54 basis points from the month ended September 30, 2009. The cost of borrowings was reduced by 35 basis points on a linked quarter basis. Year-over-year borrowing costs were down by 106 basis points.

The average balance of core deposits was $3.07 billion for the third quarter, just slightly lower than the average for the linked quarter. Year-over-year, however, average core balances increased by $208.8 million, or 7.3%.

Non-Interest Income and Non-Interest Expense

Non-interest income for the quarter decreased $1.3 million, or 8.0%, on a linked quarter basis. The second quarter included a non-recurring gain of approximately $2.6 million from investments in a limited partnership due to an initial public offering.

Compared to the prior year quarter, there was a decrease of $1.8 million, or 11.1%, in non-interest income. This was primarily due to $2.0 million of securities gains recorded in the prior year quarter.

Year to date, depositor service charges increased over the first nine months of last year due to overdraft fee income, merchant services income and card fees. For the quarter, however, there was a slight decrease due to lower overdraft fees.

Non-interest expense was $50.2 million, an increase of $6.6 million, or 15.2%, on a linked quarter basis. In the third quarter, non-interest expense included $4.6 million in merger-related expenses and a non-recurring retirement related expense of $1.3 million for a former executive.

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Credit Quality

"Our nonperforming loans as a percent of total loans is 1.35% and remains well below industry levels and we have been able to lower our provision,” said Glenn MacInnes, Executive Vice President and Chief Financial Officer. “We remain just as vigilant monitoring credit quality as we always have, and we are still originating many commercial and residential loans in all of our local communities.”

Key Developments:

•	Total non-performing loans were $68.3 million at quarter end, the same as at the end of the linked quarter.

•	The allowance for loan losses to total loans decreased to 1.08% from 1.11% on a linked quarter basis.

•	Net charge-offs decreased by $400,000 to $4.4 million on a linked quarter basis and remained very low relative to peers.

•	Nonperforming loans to total loans decreased 4 basis points to 1.35% on a linked quarter basis, and nonperforming assets to total assets remained at 0.81% for both periods.

•	The provision for loan losses totaled $4.0 million, decreasing by $1.5 million on a linked quarter basis and $1.4 million compared to the prior year quarter.

Capital Management

The tangible common equity ratio and total risk-based capital ratio were 11.09% and 20.90%, respectively, and total shareholder’s equity was $1.47 billion at September 30, 2010. The Company’s Tier 1 leverage capital ratio was 11.05% and is more than double the 5% regulatory benchmark that is considered ‘well-capitalized’ for bank holding companies.

At September 30, 2010, NewAlliance Bancshares, the parent company of NewAlliance Bank, had $8.83 billion in assets and operated 88 banking offices in Connecticut and Massachusetts.

NewAlliance Bank provides a full range of consumer and commercial banking products and services, trust services and investment and insurance products and services. The Bank’s website is at www.newalliancebank.com. Shareholders are encouraged to monitor the Investor Relations section of the Company’s website.

NewAlliance will hold a conference call on second quarter earnings at 9:00 a.m. Eastern Time on Wednesday, October 27, 2010. The call is being webcast and will be available at the Investor Relations section of the Company’s website at www.newalliancebank.com. Individuals can dial in to the call at 1-877-317-6789.  The international dial-in number is 1-412-317-6789, or the toll free Canada dial-in is 1-866-605-3852.

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A replay of the webcast and call will be available after noon on October 27 through November 10, 2010. To access the replay, dial 1-877-344-7529. For international access, dial 1-412-317-0088. The passcode for either replay number is 445094.

Note: In discussing financial results, management may refer to certain non-GAAP (Generally Accepted Accounting Principles) measures. The Company’s management believes these non-GAAP measurements are essential to a proper understanding of the operating results of the Company’s core business. These non-GAAP measurements are not a substitute for operating results determined in accordance with GAAP nor do they necessarily conform to non-GAAP performance measures that may be presented by other companies. A reconciliation of GAAP and non-GAAP information is included in this release.

Statements in this news release, if any, concerning future results, performance, expectations or intentions are forward-looking statements. Actual results, performance or developments may differ materially from forward-looking statements as a result of known or unknown risks, uncertainties and other factors, including those identified from time to time in the Company’s filings with the Securities and Exchange Commission, press releases and other communications. Actual results also may differ based on the Company’s ability to successfully maintain and integrate customers from acquisitions.

The Company intends any forward-looking statements to be covered by the Litigation Reform Act of 1995 and is including this statement for purposes of said safe harbor provisions.  Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this news release. Except as required by applicable law or regulation, the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances that occur after the date as of which such statements are made.

On August 18, 2010, the Company entered into a merger agreement (amended as of September 27, 2010) with First Niagara Financial Group, Inc. (“First Niagara”) and FNFG Merger Sub, Inc. (“Merger Sub”) pursuant to which Merger Sub will be merged with and into the Company and will become a wholly owned subsidiary of First Niagara (the “Merger”). In connection with the Merger, First Niagara has filed with the SEC a Registration Statement on Form S-4 that includes a Proxy Statement of the Company and a Proxy Statement/Prospectus of First Niagara, as well as other relevant documents concerning the Merger. A definitive Proxy Statement will be mailed to stockholders of the Company after the Registration Statement is declared effective. The Registration Statement has not yet become effective. Stockholders are urged to read the definitive Proxy Statement of the Company regarding the Merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You may obtain a free copy of the Proxy Statement, as well as other filings containing information about the Company at the SEC’s Internet site (http://www.sec.gov). You may also obtain these documents, free of charge, from Company by accessing the Company’s website at www.newalliancebank.com under the tab “Investors” and then under the heading “SEC Filings.” The Company and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the Merger. Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2010 annual meeting of stockholders, as filed with the SEC on a Schedule 14A on March 11, 2010. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement regarding the Merger.

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NewAlliance Bancshares, Inc.
Consolidated Statements of Income (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except share data)	2010	2009	2010	2009

Interest and dividend income	$88,420	$92,268	$262,880	$281,104
Interest expense	28,074	40,506	89,152	131,422

Net interest income before provision for loan losses	60,346	51,762	173,728	149,682
Provision for loan losses	4,000	5,433	14,300	14,533
Net interest income after provision for loan losses	56,346	46,329	159,428	135,149

Non-interest income
Depositor service charges	7,210	7,270	21,375	20,175
Loan and servicing income	689	322	1,357	498
Trust fees	1,590	1,569	4,764	4,219
Investment management, brokerage & insurance fees	1,319	1,700	4,135	5,514
Bank owned life insurance	822	882	5,131	2,652

Other-than-temporary impairment losses on securities	-	-	(30)	(2,522)
Less: Portion of loss recognized in other comprehensive income (before taxes)	(378)	-	(900)	1,896
Net impairment losses on securities recognized in earnings	(378)	-	(930)	(626)

Net gain on sale of securities	799	2,029	1,549	6,139
Net gain on securities	421	2,029	619	5,513

Mortgage origination activity & loan sale income	1,150	1,268	2,449	4,768
Net gain (loss) on limited partnerships	399	284	3,103	(375)
Other	1,018	1,125	2,971	3,039
Total non-interest income	14,618	16,449	45,904	46,003

Non-interest expense
Salaries and employee benefits	25,606	22,443	71,809	65,281
Occupancy	4,480	4,287	13,195	13,686
Furniture and fixtures	1,487	1,419	4,258	4,348
Outside services	4,279	4,779	14,146	14,584
Advertising, public relations, and sponsorships	1,779	1,869	4,796	3,984
Amortization of identifiable intangible assets	1,953	2,122	5,858	6,379
FDIC insurance premiums	1,891	1,880	5,646	8,717
Merger related charges	4,585	4	5,089	27
Other	4,186	3,439	11,277	10,023
Total non-interest expense	50,246	42,242	136,074	127,029

Income before income taxes	20,718	20,536	69,258	54,123

Income tax provision	6,802	7,916	22,636	19,805

Net income	$13,916	$12,620	$46,622	$34,318

Earnings per share
Basic	$0.14	$0.13	$0.47	$0.35
Diluted	0.14	0.13	0.47	0.35

Weighted average shares outstanding
Basic	98,284,937	99,506,517	98,693,007	99,292,067
Diluted	98,486,667	99,569,908	98,771,797	99,298,399

NewAlliance Bancshares, Inc.
Consolidated Statements of Income (Unaudited)

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands, except share data)	2010	2010	2010	2009	2009

Interest and dividend income	$88,420	$87,061	$87,399	$90,695	$92,268
Interest expense	28,074	29,320	31,758	37,169	40,506

Net interest income before provision for loan losses	60,346	57,741	55,641	53,526	51,762
Provision for loan losses	4,000	5,500	4,800	3,467	5,433
Net interest income after provision for loan losses	56,346	52,241	50,841	50,059	46,329

Non-interest income
Depositor service charges	7,210	7,457	6,707	7,176	7,270
Loan and servicing income	689	351	317	321	322
Trust fees	1,590	1,573	1,602	1,571	1,569
Investment management, brokerage & insurance fees	1,319	1,302	1,514	1,208	1,700
Bank owned life insurance	822	847	3,462	896	882

Other-than-temporary impairment losses on securities	-	(30)	-	(1,741)	-
Less: Portion of loss recognized in other comprehensive income (before taxes)	(378)	(522)	-	970	-
Net impairment losses on securities recognized in earnings	(378)	(552)	-	(771)	-
Net gain on sale of securities	799	750	-	1,175	2,029
Net gain on securities	421	198	-	404	2,029

Mortgage origination activity and loan sale income	1,150	571	728	818	1,268
Net gain (loss) on limited partnerships	399	2,372	331	(200)	284
Other	1,018	1,215	739	1,049	1,125
Total non-interest income	14,618	15,886	15,400	13,243	16,449

Non-interest expense
Salaries and employee benefits	25,606	23,982	22,221	24,365	22,443
Occupancy	4,480	4,094	4,621	4,516	4,287
Furniture and fixtures	1,487	1,426	1,345	1,461	1,419
Outside services	4,279	4,718	5,149	5,513	4,779
Advertising, public relations, and sponsorships	1,779	1,486	1,530	1,680	1,869
Amortization of identifiable intangible assets	1,953	1,953	1,953	2,122	2,122
FDIC insurance premiums	1,891	1,898	1,857	1,761	1,880
Merger related charges	4,585	503	1	57	4
Other	4,186	3,568	3,523	3,710	3,439
Total non-interest expense	50,246	43,628	42,200	45,185	42,242

Income before income taxes	20,718	24,499	24,041	18,117	20,536

Income tax provision	6,802	8,226	7,608	5,992	7,916

Net income	$13,916	$16,273	$16,433	$12,125	$12,620

Earnings per share
Basic	$0.14	$0.16	$0.17	$0.12	$0.13
Diluted	0.14	0.16	0.17	0.12	0.13

Weighted average shares outstanding
Basic	98,284,937	98,780,567	99,020,399	99,092,896	99,506,517
Diluted	98,486,667	98,859,822	99,057,937	99,254,938	99,569,908

NewAlliance Bancshares, Inc.
Consolidated Balance Sheets (Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands)	2010	2010	2010	2009	2009
Assets
Cash and due from banks	$122,334	$97,693	$100,020	$96,927	$106,539
Short-term investments	50,000	20,000	60,000	50,000	40,000
Investment securities available for sale	2,335,362	2,403,317	2,261,915	2,327,855	2,391,260
Investment securities held to maturity	298,495	323,255	270,839	240,766	263,103
Loans held for sale	27,229	13,362	9,479	14,659	14,749
Loans
Residential real estate	2,538,559	2,491,161	2,391,575	2,396,303	2,424,962
Commercial real estate	1,319,323	1,261,818	1,271,177	1,233,250	1,222,980
Commercial business	513,931	473,329	415,458	411,211	422,814
Consumer	696,869	702,063	713,938	721,281	734,951
Total loans	5,068,682	4,928,371	4,792,148	4,762,045	4,805,707
Less allowance for loan losses	(54,582)	(54,945)	(54,164)	(52,463)	(51,720)
Total loans, net	5,014,100	4,873,426	4,737,984	4,709,582	4,753,987
Federal Home Loan Bank of Boston stock	120,821	120,821	120,821	120,821	120,821
Premises and equipment, net	58,395	58,651	57,387	57,083	57,396
Cash surrender value of bank owned life insurance	135,877	135,054	134,207	140,153	139,257
Goodwill	527,167	527,167	527,167	527,167	527,167
Identifiable intangible assets	29,501	31,454	33,406	35,359	37,481
Other assets	106,994	107,897	187,678	113,941	88,993
Total assets	$8,826,275	$8,712,097	$8,500,903	$8,434,313	$8,540,753

Liabilities
Deposits
Regular savings	$1,705,787	$1,798,881	$1,807,008	$1,817,787	$1,841,605
Money market	993,569	915,510	934,376	790,453	696,464
NOW	398,436	406,069	385,800	400,176	367,627
Demand	581,293	568,414	533,841	534,180	528,529
Time	1,459,775	1,447,872	1,393,912	1,481,446	1,540,025
Total deposits	5,138,860	5,136,746	5,054,937	5,024,042	4,974,250
Borrowings
Federal Home Loan Bank of Boston advances	1,994,811	1,900,561	1,790,960	1,755,533	1,885,389
Repurchase agreements	105,606	100,951	102,149	112,095	133,802
Junior subordinated debentures	21,135	21,135	21,135	21,135	21,135
Other borrowings	1,044	1,085	1,126	1,165	1,204
Other liabilities	91,451	87,448	88,584	85,390	97,486
Total liabilities	7,352,907	7,247,926	7,058,891	6,999,360	7,113,266

Stockholders' equity	1,473,368	1,464,171	1,442,012	1,434,953	1,427,487

Total liabilities and stockholders' equity	$8,826,275	$8,712,097	$8,500,903	$8,434,313	$8,540,753

NewAlliance Bancshares, Inc.
Selected Financial Highlights (Unaudited)
	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands, except per share data)	2010	2010	2010	2009	2009
Net interest income before provision for loan losses	$ 60,346	$ 57,741	$ 55,641	$ 53,526	$ 51,762
Net income	13,916	16,273	16,433	12,125	12,620
Shares outstanding (end of period)	105,077,475	105,079,540	105,964,553	106,050,464	106,638,777
Weighted average shares outstanding:
Basic	98,284,937	98,780,567	99,020,399	99,092,896	99,506,517
Diluted	98,486,667	98,859,822	99,057,937	99,254,938	99,569,908
Earnings per share:
Basic	$ 0.14	$ 0.16	$ 0.17	$ 0.12	$ 0.13
Diluted	0.14	0.16	0.17	0.12	0.13
Shareholders' equity (end of period)	1,473,368	1,464,171	1,442,012	1,434,953	1,427,487
Book value per share (end of period)	14.02	13.93	13.61	13.53	13.39
Tangible book value per share (end of period)	8.72	8.62	8.32	8.23	8.09

Ratios & Other Information

Net interest margin (net interest income as a
% of average earnings assets)	3.08%	3.02%	2.97%	2.82%	2.71%
Net interest spread (yield on earning assets
minus yield on interest-bearing liabilities)	2.82	2.74	2.66	2.46	2.34
Average yield on interest-earning assets	4.51	4.55	4.66	4.77	4.83
Average rate paid on interest-bearing liabilities	1.69	1.81	2.00	2.31	2.49

Return on average assets	0.64	0.76	0.78	0.57	0.59
Return on average equity	3.79	4.49	4.57	3.39	3.57

At period end:
Tier 1 leverage capital ratio	11.05%	11.17%	11.34%	11.05%	10.97%

Asset Quality Information
Nonperforming loans	$ 68,293	$ 68,295	$ 64,894	$ 50,507	$ 49,091
Total nonperforming assets	71,396	70,943	68,242	54,212	51,793
Nonperforming loans as a % of total loans	1.35%	1.39%	1.35%	1.06%	1.02%
Nonperforming assets as a % of total assets	0.81	0.81	0.80	0.64	0.61
Allowance for loan losses as a % of total loans	1.08	1.11	1.13	1.10	1.08
Allowance for loan losses as a % of nonperforming loans	79.92	80.45	83.47	103.87	105.36

Provision for loan losses	$ 4,000	$ 5,500	$ 4,800	$ 3,467	$ 5,433

Banking offices	88	88	87	87	87

Non-GAAP Financial Information and Ratios (1)

Noninterest income (2)	$ 13,798	$ 13,316	$ 15,069	$ 13,039	$ 14,136
Noninterest income as a percent of
operating revenue (2)	18.61%	18.74%	21.31%	19.59%	21.45%
Efficiency ratio (3)	67.29	61.05	59.35	67.39	63.61
Expenses to average assets (4)	2.08	2.01	2.00	2.12	1.98
Return on average tangible assets	0.68	0.81	0.84	0.61	0.63
Return on average tangible equity	6.11	7.31	7.50	5.61	5.95
Tangible common equity/tangible assets	11.09	11.11	11.10	11.08	10.82

Net income, GAAP	$ 13,916	$ 16,273	$ 16,433
Tax-exempt life insurance proceeds	-	-	2,600
Gain on limited partnership, net of tax	-	1,677	-
Merger related charges, net of tax	2,980	327	-
Proforma net income	$ 16,896	$ 14,923	$ 13,833

Proforma net income per share - basic	$ 0.17	$ 0.15	$ 0.14
Proforma net income per share - diluted	0.17	0.15	0.14

Proforma return on average assets (5)	0.77%	0.70%	0.66%
Proforma return on average equity (5)	4.60	4.12	3.85
Proforma return on average tangible assets (5)	0.82	0.74	0.70
Proforma return on average tangible equity (5)	7.42	6.71	6.32
Proforma efficiency ratio (3) (6)	61.11	60.34	61.61
(1) Non-GAAP Financial Information and Ratios are not financial measurements required by generally accepted accounting principles, however, management believes such information is useful to investors in evaluating Company performance.
(2) Excludes total net gains or losses on securities and limited partnerships
(3) Excludes total net gains or losses on securities and limited partnerships and other real estate owned expenses
(4) Excludes severance and merger costs (Where applicable)
(5) Excludes tax-exempt life insurance proceeds, gain on limited partnership and merger related costs, net of tax
(6) Excludes tax-exempt life insurance proceeds and merger related costs

NewAlliance Bancshares, Inc.
Average Balance Sheets (Unaudited)

	Three Months Ended
	September 30, 2010			September 30, 2009
			Average			Average
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate

Interest-earning assets
Loans
Residential real estate	$2,548,169	$30,288	4.75%	$2,462,668	$31,983	5.19%
Commercial real estate	1,290,757	18,994	5.89	1,212,759	17,791	5.87
Commercial business	498,386	6,846	5.49	437,842	5,419	4.95
Consumer	699,089	7,826	4.48	737,405	8,517	4.62
Total Loans	5,036,401	63,954	5.08	4,850,674	63,710	5.25
Fed funds sold and other short-term investments	81,825	46	0.22	87,864	63	0.29
Federal Home Loan Bank of Boston stock	120,821	-	-	120,821	-	-
Investment securities	2,598,638	24,420	3.76	2,579,856	28,495	4.42
Total interest-earning assets	7,837,685	$88,420	4.51%	7,639,215	$92,268	4.83%
Non-interest-earning assets	924,054			899,599
Total assets	$8,761,739			$8,538,814

Interest-bearing liabilities
Deposits
Money market	$950,315	$2,109	0.89%	$621,017	$2,419	1.56%
NOW	383,105	210	0.22	366,770	280	0.31
Savings	1,741,628	2,255	0.52	1,878,458	5,701	1.21
Time	1,460,894	7,433	2.04	1,512,703	10,530	2.78
Total interest-bearing deposits	4,535,942	12,007	1.06	4,378,948	18,930	1.73
Repurchase agreements	102,960	348	1.35	127,307	375	1.18
FHLB advances and other borrowings	1,986,248	15,719	3.17	1,988,712	21,201	4.26
Total interest-bearing liabilities	6,625,150	28,074	1.69%	6,494,967	40,506	2.49%
Non-interest-bearing demand deposits	582,066			532,792
Other non-interest-bearing liabilities	85,407			96,367
Total liabilities	7,292,623			7,124,126
Equity	1,469,116			1,414,688
Total liabilities and equity	$8,761,739			$8,538,814
Net interest-earning assets	$1,212,535			$1,144,248
Net interest income		$60,346			$51,762
Interest rate spread			2.82%			2.34%
Net interest margin (net interest income
as a percentage of total interest-earning assets)			3.08%			2.71%
Ratio of total interest-earning assets
to total interest-bearing liabilities			118.30%			117.62%

NewAlliance Bancshares, Inc.
Average Balance Sheets (Unaudited)

	Three Months Ended
	September 30, 2010			June 30, 2010
			Average			Average
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate

Interest-earning assets
Loans
Residential real estate	$2,548,169	$30,288	4.75%	$2,431,315	$29,589	4.87%
Commercial real estate	1,290,757	18,994	5.89	1,269,942	18,662	5.88
Commercial business	498,386	6,846	5.49	434,904	5,591	5.14
Consumer	699,089	7,826	4.48	707,878	7,946	4.49
Total Loans	5,036,401	63,954	5.08	4,844,039	61,788	5.10
Fed funds sold and other short-term investments	81,825	46	0.22	73,736	34	0.18
Federal Home Loan Bank of Boston stock	120,821	-	-	120,821		-
Investment securities	2,598,638	24,420	3.76	2,609,442	25,239	3.87
Total interest-earning assets	7,837,685	$88,420	4.51%	7,648,038	$87,061	4.55%
Non-interest-earning assets	924,054			924,626
Total assets	$8,761,739			$8,572,664

Interest-bearing liabilities
Deposits
Money market	$950,315	$2,109	0.89%	$933,663	$2,291	0.98%
NOW	383,105	210	0.22	390,424	238	0.24
Savings	1,741,628	2,255	0.52	1,802,266	2,756	0.61
Time	1,460,894	7,433	2.04	1,411,178	7,179	2.03
Total interest-bearing deposits	4,535,942	12,007	1.06	4,537,531	12,464	1.10
Repurchase agreements	102,960	348	1.35	98,885	342	1.38
FHLB advances and other borrowings	1,986,248	15,719	3.17	1,847,531	16,514	3.58
Total interest-bearing liabilities	6,625,150	28,074	1.69%	6,483,947	29,320	1.81%
Non-interest-bearing demand deposits	582,066			559,250
Other non-interest-bearing liabilities	85,407			79,788
Total liabilities	7,292,623			7,122,985
Equity	1,469,116			1,449,679
Total liabilities and equity	$8,761,739			$8,572,664
Net interest-earning assets	$1,212,535			$1,164,091
Net interest income		$60,346			$57,741
Interest rate spread			2.82%			2.74%
Net interest margin (net interest income
as a percentage of total interest-earning assets)			3.08%			3.02%
Ratio of total interest-earning assets
to total interest-bearing liabilities			118.30%			117.95%

NewAlliance Bancshares, Inc.
Average Balance Sheets (Unaudited)

	Nine Months Ended
	September 30, 2010			September 30, 2009
			Average			Average
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate

Interest-earning assets
Loans
Residential real estate	$2,456,576	$89,561	4.86%	$2,522,403	$100,358	5.30%
Commercial real estate	1,271,457	55,909	5.86	1,213,877	52,855	5.81
Commercial business	449,952	17,631	5.22	443,564	16,658	5.01
Consumer	707,867	23,908	4.50	739,600	25,821	4.65
Total Loans	4,885,852	187,009	5.10	4,919,444	195,692	5.30
Fed funds sold and other short-term investments	80,437	112	0.19	93,336	342	0.49
Federal Home Loan Bank of Boston stock	120,821	-	-	120,821	-
Investment securities	2,574,568	75,759	3.92	2,456,203	85,070	4.62
Total interest-earning assets	7,661,678	$262,880	4.57%	7,589,804	$281,104	4.94%
Non-interest-earning assets	924,097			889,869
Total assets	$8,585,775			$8,479,673

Interest-bearing liabilities
Deposits
Money market	$912,554	$6,651	0.97%	$515,048	$6,500	1.68%
NOW	380,160	710	0.25	360,717	777	0.29
Savings	1,780,461	8,496	0.64	1,729,690	19,125	1.47
Time	1,433,546	22,496	2.09	1,617,893	36,646	3.02
Total interest-bearing deposits	4,506,721	38,353	1.13	4,223,348	63,048	1.99
Repurchase agreements	104,368	1,038	1.33	142,383	1,302	1.22
FHLB advances and other borrowings	1,881,762	49,761	3.53	2,109,595	67,072	4.24
Total interest-bearing-liabilities	6,492,851	89,152	1.83%	6,475,326	131,422	2.71%
Non-interest-bearing demand deposits	556,865			510,864
Other non-interest-bearing liabilities	83,768			93,788
Total liabilities	7,133,484			7,079,978
Equity	1,452,291			1,399,695
Total liabilities and equity	$8,585,775			$8,479,673
Net interest-earning assets	$1,168,827			$1,114,478
Net interest income		$173,728			$149,682
Interest rate spread			2.74%			2.23%
Net interest margin (net interest income
as a percentage of total interest-earning assets)			3.02%			2.63%
Ratio of total interest-earning assets
to total interest-bearing liabilities			118.00%			117.21%

NewAlliance Bancshares, Inc.
Asset Quality (Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2010	2010	2010	2009	2009
Nonperforming assets
Residential real estate	$49,133	$46,663	$39,873	$31,140	$26,654
Commercial real estate	10,951	9,959	13,111	8,595	9,714
Commercial business	5,667	9,093	9,510	8,497	10,693
Consumer	2,542	2,580	2,400	2,275	2,030
Total nonperforming loans	68,293	68,295	64,894	50,507	49,091

Other nonperforming assets, net	3,103	2,648	3,348	3,705	2,702

Total nonperforming assets	$71,396	$70,943	$68,242	$54,212	$51,793

Allowance for loan losses	$54,582	$54,945	$54,164	$52,463	$51,720

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2010	2010	2010	2009	2009
Net loan charge-offs
Residential real estate	$1,261	$1,285	$1,049	$883	$957
Commercial real estate	1,301	2,076	871	738	864
Total real estate	2,562	3,361	1,920	1,621	1,821
Commercial business	1,443	1,183	902	890	2,938
Consumer	358	175	277	213	456
Total net charge-offs	$4,363	$4,719	$3,099	$2,724	$5,215

Provision for loan losses	$4,000	$5,500	$4,800	$3,467	$5,433

	At or For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2010	2010	2010	2009	2009
Ratios
Allowance for loan losses to total loans	1.08%	1.11%	1.13%	1.10%	1.08%
Allowance for loan losses to nonperforming loans	79.92	80.45	83.47	103.87	105.36
Nonperforming loans to total loans	1.35	1.39	1.35	1.06	1.02
Nonperforming assets to total assets	0.81	0.81	0.80	0.64	0.61
Net charge-offs to average loans (annualized)	0.35	0.39	0.26	0.23	0.43